Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-219382) pertaining to the Calyxt, Inc. 2017 Omnibus Incentive Plan and the Calyxt, Inc. Equity Incentive Plan of Calyxt, Inc. of our report dated March 13, 2018, with respect to the financial statements of Calyxt, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

March 13, 2018